EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement being filed by Eye Care International Inc. on Form S-8 of our report, which contains an explanatory paragraph (Note 14) relating to the Company's ability to continue as a going concern, dated April 20, 2004 on the financial statements as of December 31, 2003, which report appears in Annual Report on Form 10-KSB for the year ended December, 31, 2003, previously filed by the Company.

Brimmer, Burek & Keelan LLP

Certified Public Accountants

Tampa, Florida
October 15, 2004